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                                                                 EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of Tom Brown, Inc. of information from our reserve report dated March 12, 1997 relating to the oil and gas reserves of Tom Brown, Inc. at December 31, 1996. We also consent to the references to us as experts under the heading "Experts" and elsewhere in such Prospectus.


                                        Ryder Scott Company
                                        Petroleum Engineers
                                        -------------------


October 10, 1997